EXHIBIT 99.1

MEMORIALIZING AGREEMENT

THIS MEMORIALIZING AGREEMENT is made and entered into as of the 6th day of September 2013, by and between Magna Management Ltd. a British Columbia corporation, whose address is 2153-349 W Georgia St. Vancouver, BC, Canada V6B 3V3 and Laredo Resources Corp. a Nevada corporation, whose address is Suite 300 Jameson House, 838 West Hastings Street, Vancouver, BC, Canada V6C 0A6.

RECITALS

1)
On May 2nd, 2012, Magna Management Ltd., and/or Nominee entered into a MEMORANDUM OF UNDERSTANDING ("MOU") with Marlene Moen, Gene Nellis, Hartmut Baitis and lnga Baitis (collectively "Owners") concerning the "Pony" property located near Pony, Montana owned by the Owners. The MOU is attached to this agreement as Exhibit A.

2)
On November 2nd, 2012, Magna Management Ltd. entered into an agreement with Laredo Resources Corp. where by Magna Management Ltd. agreed to convey the purchase of rights to the "Pony" property, located near Pony Montana, owned collectively by Marlene Moen, Gene Nellis, Hartmut Baitis and lnga Baitis, to Laredo Resources Corp. The agreement is attached to this agreement as Exhibit B.

3)
On August 1st, 2013, Magna Management Ltd. and the Sellers (“Sellers” are to be construed as the aforementioned “Owners” and additionally Nancy Egler Nellis and Greater Yellowstone Resources, LLC. and Montana Limited Liability Company) entered in a “CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY”. This contract is attached to this agreement as Exhibit C.

4)
Within the CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY document, contains the “NOTICE OF PURCHASERS INTENT”, attached as Exhibit E, Magna Management Ltd. and the Sellers have identified that Laredo Resources Corp. bears the ultimate responsibility regarding the performance and fulfillment of the contractual obligations pursuant to the terms and conditions of the “Buyer”.

5)
 Effective the date set forth in the agreement, Magna Management Ltd. and Laredo Resources Corp. agree to memorialize the “NOTICE OF PURCHASERS INTENT” and to constitute definitive terms, conditions and obligations respective to each party’s responsibilities.

THE TRANSACTION

1)
Magna Management Ltd. has, to date, paid on behalf of Laredo Resources Corp., $240,000 USD towards the purchase price of the Property; the “Property” has been delineated in Exhibit A of the CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY document. Magna Management Ltd. will continue, on behalf of Laredo Resources Corp., to fulfill the terms and conditions set forth in Section 4 of the CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY document until such time that both parties find it desirous to amend this arrangement.

2)
In consideration of this arrangement, Magna Management Ltd. requires Laredo Resources Corp. to enact specific changes to its capital structure to ensure that Magna Management Ltd. is indemnified from any unforeseeable default event that could arise from the non-performance of the Buyers responsibility pursuant to the CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY document. Both parties acknowledge that in the event of a default Magna Management Ltd.’s business operations and reputation would be irreparably damaged; therefore such changes outlined in Sections 3, 4 and 5 below to Laredo Resources Corp.’s capital structure is an essential component to the mechanics of this agreement.

3)
Laredo Resources Corp. agrees to, with the consent of its Board of Directors and Majority Shareholder(s) consent, amend its Articles of Incorporation within 10 business days upon the execution of this agreement. The amendments will include but are not limited to:

i.	Increasing the Authorized Capital Structure to a minimum of 2 Billion shares.
ii.	Constitute one class of Convertible Preferred shares to be solely issued to Magna Management Ltd.
iii.	Provide this class of Convertible Preferred shares a certification of designation that is approved by Magna Management Ltd.

4)
Laredo Resources Corp. agrees to apply an interest rate of 10% per annum to the initial $240,000 USD, from the commencement date of this agreement, and any further payments made by Magna Management Ltd. The accrual of this interest will be securitized by a convertible debt note in Laredo Resources Corp. and is attached as Exhibit D to this agreement.

5)
Laredo Resources Corp. agrees to issue to Magna Management Ltd., or a Nominee if requested, the Convertible Preferred shares upon the amendments to Laredo Resources Corp.’s Articles of Incorporation being filed with the Nevada Secretary of State. The amount to be issued will reflect the current payments of $240,000 USD divided by the face value set forth in the certificate of designation within the Preferred class assigned to Magna Management Ltd. Upon subsequent payments made by Magna Management Ltd., Laredo Resources Corp. will issue additional Preferred shares. These shares will be issued only on the principle payment amounts and not to the accruing interest amount as stated in Section 4 above.

Mutual Warranties and Representations

1)
Both parties represent that they authorized to enter into this agreement and that by doing so, are not in any violation of State, Provincial or Federal regulations applicable to each company’s domicile.

2)
Both parties agree to grant Magna Management Ltd. the right to on demand call the outstanding principle payment amounts provided that they give notice within a 15 calendar day period. “Notice” shall be defined pursuant to the section below denoted “Notice”. This right can be exercised by Magna Management Ltd. at any time or in the event of a default of the Buyers contractual obligations within the CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY document.

3)
Both parties agree that in the event of a demand notice or a default event of the Buyers contractual obligations in the CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY document this agreement will become null and void; additionally, any and all previous agreements, either verbal or non-verbal, will be null and void. It is mutually agreed upon by both parties that if this and any preceding agreements are rendered null and void that Magna Management Ltd. will be free to proceed in any fashion they see fit with fulfilling the purchase of the Property in the CONTRACT FOR DEED FOR SALE AND PURCHASE OF MINING PROPERTY document without Laredo Resources Corp. Upon such situation, each party will be obligated to submit to the following two courses of action within a 15 calendar day period; they are as follows:

a)
Laredo Resources Corp. will pay the outstanding principle payment amounts through means of certified check or wire transfer to magna Management Ltd. within a 10 calendar day period; upon receipt of said funds, Magna Management Ltd. will promptly return the issued Preferred shares to Laredo Resources Corp.’s Transfer Agent to be retired to treasury.

b)
If Laredo Resources Corp. cannot pay the outstanding principle payment amounts within the allotted time period, Magna Management Ltd. will be freely afforded the right to assign, convert, transfer or dispose of any portion of the Preferred shares controlled by them or their Nominee(s). Laredo Resources Corp. agrees to provide and execute any and all consent(s) or resolution(s) required to affect such actions previously described in this section afforded to Magna Management Ltd.

4)
Notice. Any notice or other communication required or permitted hereunder (any “Notice”) shall be in writing and shall be deemed to be effective and have been duly given: (a) on the date of service if hand delivered or delivered by a facsimile transfer device or electronically, receipt confirmed; (b) on the Business Day following the date on which deposited with a nationally recognized overnight courier for next Business Day delivery, expenses prepaid; or (c) on the 3rd Business Day following the date on which mailed by first class registered or certified mail, return receipt requested, postage paid; and in any case addressed as follows or to such other address as shall be furnished in writing by such party pursuant to this Section:

If To:	Magna Management Ltd. 2153-349 W Georgia St., Vancouver, BC, Canada V6B 3V3

If To:	Laredo Resources Corp. Suite 300 Jameson House, 838 West Hastings Street, Vancouver, BC, Canada V6C 0A6

5)
Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

6)	Time. Time is of the essence in the performance of this Agreement.

7)	Governing Law. This Agreement shall be construed in accordance with the Laws of the Province of British Columbia without reference to conflict of law principles.

8)
Rules of Interpretation; Survival. The headings in this Agreement are for convenience only and shall not affect the construction of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to both genders. This Agreement shall not be deemed to have been prepared by any single party hereto. All representations, warranties, covenants, and obligations in this Agreement or in any certificate or document delivered hereunder will survive the Closing.

9)
Assignment. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Either party may not assign this Agreement or any of its rights, interest, or obligations under this Agreement without the prior written consent of the other party.

10)
Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia without giving effect to the conflicts of laws and principles thereof. The sole venue for any action involving this Agreement or the performance of this Agreement shall be in the Supreme Court of British Columbia.

11)
Entire Agreement. This Agreement and all schedules hereto shall constitute the entire agreement and understanding between and among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The Parties expressly acknowledge and agree that, with regard to the subject matter of this Agreement and the transactions

12)
contemplated herein, (a) there are no oral agreements between the parties, and (b) this Agreement, including the exhibits attached hereto, (i) embody the final and complete agreement between the Parties, (ii) supersede all prior and contemporaneous negotiations, offers, proposals, agreements, commitments, promises, acts, conduct, course of dealing, representations, statements, assurances and understandings, whether oral or written, and (iii) may not be varied or contradicted by evidence of any such prior or contemporaneous matter or by evidence of any subsequent oral agreement of the Parties.

13)
Amendments and Waivers. The provisions of this Agreement may be amended only by the written agreement among the parties. Subject to the foregoing, any waiver, consent or approval of any kind or character on the part of any party of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

14)
Counterparts; Electronic and Facsimile Copies. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one agreement. The parties agree that an electronic or facsimile copy of this Agreement which contains the parties’ signatures may be used as an original.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

MAGNA MANAGEMENT LTD.

By:	/s/ Carolin Schella
Its:	President
Printed Name: Carolin Schella

LAREDO RESOURCES CORP.

By:	/s/ Robert Gardner
Its:	CEO
Printed Name: Robert Gardner